Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

ACM Research, Inc
42307 Osgood Road, Suite I
Fremont, California 94539
United States

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-228734) and Form S-8 (No. 333-222702 and 333-232780) of ACM Research, Inc. of our report dated March 24, 2020, relating to the consolidated financial statements, which appears in this Form 10-K for the year ended December 31, 2019.

BDO China Shu Lun Pan Certified Public Accountants LLP
Shenzhen, The People’s Republic of China

March 24, 2020